Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 on Forms S-3/S-8 of our report dated March 24, 2005 relating to the financial statements and financial statement schedule of Hampshire Group, Limited, appearing in this Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
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Deloitte & Touche


Charlotte, North Carolina
March 30, 2005